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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Heraeus Surgical, Inc.:

We consent to the inclusion of our report dated February 20, 1996, with respect to the balance sheets of Heraeus Surgical, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of Laserscope dated November 8, 1996.


                                           /s/ KPMG Peat Marwick LLP

San Francisco, California
November 7, 1996